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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


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                                   FORM 8-K

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               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                      Date of Report:   January 20, 2000
             (DATE OF EARLIEST EVENT REPORTED:   JANUARY 14, 2000)


                        GROUP MAINTENANCE AMERICA CORP.
            (Exact name of registrant as specified in its charter)


        Texas                         1-13565                76-0535259
(State or Other Jurisdiction        (Commission         (I.R.S. Employer
      of Incorporation)               File Number)        Identification No.)



8 Greenway Plaza, Suite 1500
      Houston, Texas                                     77046
(Address of principal executive                        (Zip Code)
        offices)


      Registrant's Telephone Number, Including Area Code:  (713) 860-0100
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ITEM 5.    OTHER EVENTS.

     Group Maintenance America Corp., a Texas corporation (the "Company"), announced that it will hold a special meeting of its shareholders at 9:30 a.m., Houston time, on February 22, 2000, at the Houston City Club, Greenway Plaza, Houston, Texas (the "Special Meeting"). At the Special Meeting, shareholders will be asked to approve the Agreement and Plan of Merger, dated November 2, 1999 (the "Merger Agreement") between Building One Services Corporation ("Building One") and the Company. Under the terms of the Merger Agreement, Building One will be merged with and into the Company (the "Merger"). In conjunction with the Merger, the name of the combined company will become Encompass Services Corporation and its shares will trade under the ticker symbol "ESR" on the New York Stock Exchange. At the Special Meeting, shareholders also will be asked to approve the issuance of the Company's 7.25% convertible preferred stock to an affiliate of Apollo Management, L.P. in connection with the Merger and to approve two stock-based employee plans.

     In connection with the Merger, the Company also announced that it has commenced a tender offer and consent solicitation for all of its outstanding
9 3/4% Senior Subordinated Notes due 2009 (the "Notes"). On January 14, 2000, the Company issued a press release announcing the Special Meeting and the tender offer and consent solicitation for the Notes. The Company hereby incorporates by reference into this Item 5 the press release, attached hereto as Exhibit 99(a).

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

99(a)  Press release issued January 14, 2000.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GROUP MAINTENANCE AMERICA CORP.


                              By:  /s/Randolph W. Bryant
                                   ---------------------
                                    Randolph W. Bryant
                                    Senior Vice President,
                                    General Counsel and Secretary


Date: January 20, 2000

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                                 EXHIBIT INDEX

EXHIBIT
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99(a)  Press release issued January 14, 2000.

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